Exhibit 23.3

November 24, 2009

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

Re: Strategic American Oil Corporation - Form S-1 Registration Statement

Dear Sirs and Madames:

As a consulting petroleum engineering firm, we hereby consent to the inclusion or incorporation by reference in the Form S-1 Registration Statement for Strategic American Oil Corporation, dated on or about November 24, 2009, and thereafter, and for any further amendment in connection therewith, of the following:

  Information contained in our reserves and revenues report effective July 31, 2009 with respect to oil and gas properties located in Franklin and Richland Parishes, Louisiana and Calhoun County, Texas that is summarized in our summary letter dated October 30, 2009.

In addition, we hereby consent to the reference to our name included in the referenced Form S-1 Registration Statement for Strategic American Oil Corporation.

Yours truly,

Lonquist & Co. LLC
Texas Registration No. F-8952
By:

"Don E. Charbula"
Don E. Charbula, P.E.
Vice President